Exhibit 3.50(b)
BYLAWS
OF
USP DES PERES, INC.
(a Missouri corporation)

BYLAWS
OF
USP DES PERES, INC.
ARTICLE I
Applicability
          Section 1. Applicability of Bylaws. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of USP Des Peres, Inc., a Missouri corporation (the “Corporation”).
ARTICLE II
Offices
          Section 1. Principal Executive Office. The principal executive office for the transaction of the business of the Corporation shall be located in the State of Missouri.
          Section 2. Other Offices. The Board of Directors may establish other offices at any place or places within or without the State of Missouri.
          Section 3. Change in Location or Number of Offices. The Board of Directors may change any office from one location to another or eliminate any office or offices.
ARTICLE III
Meetings of Shareholders
          Section 1. Place of Meetings. Meetings of the shareholders shall be held at any place within or without the State of Missouri designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.
          Section 2. Annual Meetings. An annual meeting of the shareholders shall be held within 180 days following the end of the fiscal year of the Corporation at a date and time designated by the Board of Directors. If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour.

Directors shall be elected at each annual meeting and any other proper business may be transacted thereat.
          Section 3. Special Meetings.
                    (a) Special meetings of the shareholders may be called by a majority of the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting.
                    (b) Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof which date shall be not less than 35 nor more than 60 days after receipt of the request, (3) specify the general nature of the business to be transacted thereat and (4) to be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman of the Board, President, any vice President or Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this Article to the shareholders entitled to vote thereat that a meeting will be held at the date and time specified by the person or persons calling the meeting.
                    (c) No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.
          Section 4. Notice of Annual, Special or Adjourned Meetings.
                    (a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given to the shareholders entitled to vote thereat in the manner described in subdivision (d) of this section not less than 10 nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intend to present for action by the shareholders including, whenever directors are to be elected at a meeting, the names of nominees intended at the time of giving of the notice to be presented by management for election.
                    (b) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.
                    (c) Notice of any meeting of the shareholders or any report shall be given in accordance with the corporation laws of the State of Missouri.
                    (d) If any notice or report addressed to the shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.
          Section 5. Record Date.
                    (a) The Board of Directors may fix a time in the future as a record date for the determination of the shareholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to receive payment of any dividend or other distribution or allotment of any rights or (3) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.
                    (b) In the event no record date is fixed:
                         (1) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
                         (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.
                         (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.
                    (c) Only shareholders of record at the close of business on the record date are entitled to notice and to vote or to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.
                    (d) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

          Section 6. Quorum; Action at Meetings.
                    (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.
                    (b) Except as provided in subdivision (c) of this section, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.
                    (c) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.
          Section 7. Adjournment. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.
          Section 8. Validation of Defectively Called, Noticed or Held Meetings.
                    (a) The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
                    (b) Attendance of a person at a meeting shall constitute a waiver of notice of, and presence at, such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the corporation laws of the State of Missouri to be included in the notice but not so included, if such objection is expressly made at the meeting.
          Section 9. Proxies.
                    (a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by him or his attorney-in-fact.
                    (b) Any duly executed proxy shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by a subsequent proxy executed by the person executing the proxy or (3) by the attendance at the meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.
                    (c) A proxy which states that it is irrevocable is irrevocable for the period specified therein, subject to any restrictions provided in the corporation laws of the State of Missouri.
          Section 10. Action by Written Consent.
                    (a) Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were present and voted. All such consents shall be filed with the Secretary of the Corporation and maintained with the corporate records.
                    (b) Any shareholder giving a written consent, or his proxyholders, or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.
ARTICLE IV
Directors
          Section 1. Number of Directors.
                    (a) The authorized number of directors shall consist of one or more members. The exact number of directors shall be fixed from time to time, within the limits specified in this subdivision, by an amendment of subdivision (b) of this section adopted by the Board of Directors.
                    (b) The exact number of directors shall be one until changed by an amendment of this subsection (b).

          Section 2. Election of Directors. Directors shall be elected at each annual meeting of the shareholders.
          Section 3. Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected.
          Section 4. Vacancies. A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors or otherwise. Vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. The shareholders may elect a director at any time to fill any vacancy not filled by the directors.
          Section 5. Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote. Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.
          Section 6. Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
          Section 7. Fees and Compensation. Directors may be paid for their services in such capacity a sum in such amount, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors, and may be reimbursed for their expenses, if any, incurred in such capacity, including (without limitation) expenses of attendance at any meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.
ARTICLE V
Committees of the Board of Directors
          Section 1. Designation of Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of one or more directors, and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.

          Section 2. Powers of Committees. Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except as otherwise provided by Missouri law.
ARTICLE VI
Meetings of the Board of Directors
and Committees Thereof
          Section 1. Place of Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State of Missouri, which has been designated from time to time by the Board, or in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of Missouri which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.
          Section 2. Organization Meeting. An organization meeting shall be held each year immediately following the annual meeting of shareholders. Notice of any such meeting is not required.
          Section 3. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.
          Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any vice president or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.
          Section 5. Notice of Special Meetings.
                    (a) Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph, charges prepaid. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or telegraph. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication.
                    (b) Notice of any special meeting of the Board of Directors need not specify the purpose thereof and need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

          Section 6. Validation of Defectively Held Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. Such waivers, consents and approvals (1) need not specify the purpose of any meeting of the Board of Directors and (2) shall be filed with the corporate records or made a part of the minutes of the meeting.
          Section 7. Quorum; Action at Meetings; Telephone Meetings.
                    (a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless action by a greater proportion of the directors is required by law or the Articles of Incorporation.
                    (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.
                    (c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another.
          Section 8. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more man 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
          Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.
          Section 10. Meetings of and Action by Committees. The provisions of this Article apply to committees of the Board of Directors and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.

ARTICLE VII
Officers
          Section 1. Officers. The Corporation shall have as officers a President, a Secretary and a Treasurer. The Corporation may also have at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.
          Section 2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors.
          Section 3. Subordinate Officers, Etc. The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.
          Section 4. Removal and Resignation.
                    (a) Any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.
                    (b) Any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any vice president or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.
          Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.
          Section 6. Chairman of the Board. If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board and, if there is no President, the Chairman of the Board shall be the chief executive officer of the Corporation and have the power and duties set forth in Section 7 of this Article.
          Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.
          Section 8. Vice President. In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time designate.
          Section 9. Secretary. The Secretary shall keep or cause to be kept the minute book, the share register and the seal, if any, of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board.
          Section 10. Treasurer. The Treasurer shall keep, or cause to be kept, the books and records of account of the Corporation. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.
ARTICLE VIII
Corporate Records
          Section 1. Minute Book — Maintenance and Inspection. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for action without a meeting.
          Section 2. Share Register — Maintenance and Inspection. The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation’s transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
          Section 3. Books and Records of Account — Maintenance and Inspection. The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account.
ARTICLE IX
Indemnification of
Officers, Directors, Employees and Agents
          Section 1. Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (hereafter an “Agent”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter “Expenses”); provided, however, that except as to actions to enforce indemnification rights pursuant to Section 3 of this Article, the Corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right. It is the Corporation’s intention that these Bylaws provide indemnification in excess of that expressly permitted by the corporation laws of the State of Missouri.
          Section 2. Authority to Advance Expenses. The right to indemnification provided in Section 1 of this Article shall include the right to be paid, in advance of a Proceeding’s final disposition, Expenses incurred in defending that Proceeding; provided, however, that if required by the corporation laws of the State of Missouri, as amended from time to time, the payment of Expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of the Agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized under this Article or otherwise. The Agent’s obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.
          Section 3. Right of Claimant to Bring Suit. If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys’ fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the corporation laws of the State of Missouri for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the corporation laws of the State of Missouri, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
          Section 4. Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles, agreement or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement or vote shall take precedence.
          Section 5. Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article.
          Section 6. Survival of Rights. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person.
          Section 7. Settlement of Claims. The Corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.
          Section 8. Effect of Amendment. Any amendment, repeal or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.
          Section 9. Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
          Section 10. No Duplication of Payments. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.
ARTICLE X
Miscellaneous
          Section 1. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

          Section 2. Contracts, Etc. — How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.
          Section 3. Certificates of Stock. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a vice president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
          Section 4. Lost Certificates. Except as provided in this section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
          Section 5. Representation of Shares of Other Corporations. Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any vice president or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.
ARTICLE XI
Amendments
          Section 1. Amendments. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote. Subject to the next preceding sentence and any restrictions under Missouri law, bylaws may also be adopted, amended or repealed by the Board of Directors.